UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

(Exact name of registrant as specified in its charter)

State of Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

c/o BlackRock Fund Advisors 60 State Street, Boston, MA (Address of principal executive offices)	02109 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares iBonds 2028 Term High Yield and Income ETF	Cboe BZX Exchange, Inc.	87-4134506

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c) or (e), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d) or (e), check the following box.	[ ]

If this form relates to the registration of a class of securities concurrently
With a Regulation A offering, check the following box.	[ ]

Securities Act registration statement or Regulation A offering statement file number to which
this form relates:	333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

For the iShares iBonds 2028 Term High Yield and Income ETF, reference is made to Post-Effective Amendment No. 2,525 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on March 1, 2022, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act of 1940 file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.         Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 303 to the registration statement on Form N-1A filed October 16, 2009 (File Nos. 333-92935; 811-09729).

2.         Registrant’s Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A filed September 19, 2006 (File Nos. 333-92935; 811-09729).

3.         Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 418 to the registration statement on Form N-1A filed May 4, 2010 (File Nos. 333-92935; 811-09729).

4.         Form of Global Certificate for the Registrant’s Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, filed May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES TRUST

Date: March 4, 2022	By:	/s/ Gary Grasso
Gary Grasso
Assistant Secretary